EXHIBIT 10.22

Loan Agreement

dated as of May 20, 2005

by and between CNL Income Copper, LP, CNL Income Sandestin, LP,

CNL Income Mammoth, LP, CNL Income Snowshoe, LP,

and CNL Income Stratton, LP, Borrowers

and Sunlife Assurance Company of Canada, Lender

LOAN AGREEMENT

BY THIS AGREEMENT made and entered into as of the 20th day of May, 2005, by CNL INCOME COPPER, LP, CNL INCOME SANDESTIN, LP, CNL INCOME MAMMOTH, LP, CNL INCOME SNOWSHOE, LP, and CNL INCOME STRATTON, LP, each a Delaware limited partnership, whose address is 450 S. Orange Avenue, Orlando Florida 32801 (hereinafter individually a “Borrower” and collectively “Borrowers”), and SUN LIFE ASSURANCE COMPANY OF CANADA, a Canadian corporation, whose address is One Sun Life Executive Park, Wellesley Hills, Massachusetts (hereinafter called “Lender”), for and in consideration of the recitals and mutual promises contained herein, confirm and agree as follows:

SECTION 1

RECITALS; DEFINITIONS

1.1 Loan. Borrowers have applied to Lender for a series of loans in the following amounts: CNL Income Copper, L.P.: $12,300,000.00; CNL Income Sandestin, L.P.: $11,200,000.00; CNL Income Mammoth, L.P.: $13,850,000.00; CNL Income Snowshoe, L.P.: $5,450,000.00; and CNL Income Stratton, L.P.: $3,200,000.00 (individually, a “Loan” and collectively, the “Loans”).

1.2 Definitions. For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Paragraph.

“Agreement” means this Loan Agreement, as it may be amended, restated and otherwise modified from time to time.

“Assignment of Rents” means that Assignment of Rents and Leases dated of even date herewith, executed by each Borrower, as Assignor, for the benefit of Lender, as Assignee, as it may be amended, modified, extended, renewed, restated, or supplemented from time to time.

“Closing Date” means the date of this Agreement.

“Event of Default” means the occurrence of any of the events or conditions listed herein or in the Mortgages.

“Guarantor” means CNL Income Properties, Inc.

“Improvements” means all improvements located on the Real Property.

“Loan Documents” means this Agreement, each Note, the Security Documents and any other agreements, documents, or instruments evidencing, guarantying, securing or otherwise relating to the Notes, or executed or delivered in connection with the Loans, as such agreements, documents, and instruments may be amended, modified, extended, renewed or supplemented from time to time.

“Mortgage” or “Mortgages” means, individually or collectively as the context requires, the Mortgages and Security Agreements or Deeds of Trust and Security Agreements, dated of even date herewith, one executed by each Borrowers, as mortgagors or grantors, for the benefit of Lender, as mortgagee or beneficiary, as they may be amended, modified, extended, renewed, restated, or supplemented from time to time.

“Note” or “Notes” means, individually or collectively as the context requires, the Promissory Notes, dated of even date herewith, one executed by each Borrower, payable to the order of Lender, in the original principal amount or amounts set forth in Section 1.1, as they may be amended, modified, extended, renewed, restated or supplemented from time to time.

“Project” means each parcel of Real Property and Improvements.

“Real Property” means individually or collectively as the context requires, the real property described in the Mortgages.

“Security Documents” means the Mortgages, the Assignment of Rents and Leases, and any other agreements, documents or instruments required by Lender to grant and perfect the liens and security interests required herein, as such agreements, documents, and instruments may be amended, modified, extended, renewed or supplemented from time to time.

SECTION 2

SECURITY

2.1 Security. Borrower shall cause the Notes, the Loan, and Borrower’s obligations under this Agreement and the Loan Documents to be secured by the following:

(a) The Mortgages, constituting first and prior liens on the Real Property, subject only to such matters as specifically approved by Lender.

(b) The Assignments of Rents and Leases.

(c) UCC financing statements for filing and/or recording and any other items required by Lender to fully perfect the liens and security interests of Lender.

SECTION 3

REPRESENTATIONS AND WARRANTIES

Borrowers represent and warrant to Lender as follows:

3.1 Recitals and Statements. The recitals and statements in this Agreement are true and correct.

3.2 Organization and Good Standing. Each Borrower (and, if applicable, each partner or member of Borrower) is duly organized, validly existing and in good standing under the laws of the state of its organization and is, to the extent required by law, qualified to do business and is in good standing in the state in which its Real Property is located.

3.3 Power. Each Borrower has full power and authority to own its properties and assets and to carry on its business as now being conducted. The execution, delivery and performance of the Loan Documents has been duly authorized by all requisite action on the part of each Borrower.

3.4 Authority. Each Borrower is fully authorized and permitted to enter into this Agreement, to execute the Loan Documents, to borrow the amounts contemplated herein upon the terms set forth herein and to perform the terms of the Loan Documents, none of which conflicts with any provision of any law, rule or regulation applicable to that Borrower, or any of the documents under which Borrower is organized. The Loan Documents are valid and binding legal obligations of each Borrower, and each is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the rights of creditors generally and general principles of equity.

3.5 Enforceable Liens. The liens, security interests and assignments created by the Security Documents will, when granted and recorded or filed, be valid, effective, properly perfected and enforceable liens, security interests and assignments.

3.6 Enforceable Guarantees. The Guarantee executed by Guarantor constitutes the legal, valid and binding obligations of Guarantor according to the terms thereof.

3.7 No Breach. The execution, delivery and performance by each Borrower of the Loan Documents will not result in any breach of the terms, conditions or provisions of, or constitute a default under, any agreement or instrument under which that Borrower is a party or is obligated. Borrower is not in default in the performance or observance of any covenants, conditions or provisions of any such agreement or instrument.

3.8 No Actions. No actions, suits or proceedings are pending or threatened against any Borrower, the Real Property or any Project that might materially and adversely affect the repayment of the Loan, or the performance by any Borrower under this Agreement.

3.9 Licenses. Each Borrower has obtained and there remain in full force and effect all licenses, permits, consents, approvals and authorizations necessary or appropriate for the management and operation of each Project for its intended purpose that are obtainable as of the date hereof.

3.10 Financial Statements True. All financial statements, profit and loss statements, statements as to ownership and other statements or reports previously or hereafter given to Lender by or on behalf of each Borrower or the Guarantor are and shall be true, complete and correct as of the date thereof. There has been no material adverse change in the financial condition or the results of the operation of any Borrower, the Guarantor or any Project since the latest financial statements of each Borrower or the Guarantor given to Lender.

SECTION 4

AFFIRMATIVE COVENANTS

Until the Loan has been paid in full and all of Borrowers’ obligations hereunder have been fully discharged:

4.1 Maintenance of Licenses and Permits. Each Borrower shall maintain in full force and effect all rights and licenses necessary to carry on its business, and all permits, licenses, consents and approvals necessary for the maintenance and operation of the Projects. Each Borrower shall maintain its present existence and shall maintain executive personnel and management at a level of experience and ability equivalent to present personnel and management.

4.2 Compliance with Loan Documents. Each Borrower shall make all payments of interest and principal of the Loan when due and shall keep and comply with all terms, conditions and provisions of the Loan Documents.

4.3 Further Assurances. Each Borrower shall execute and deliver such additional documents and do such other acts as Lender may reasonably require in connection with the Loan.

4.4 Borrower Notices. Each Borrower shall promptly give notice in writing to Lender of (i) the occurrence of any Event of Default, (ii) any change in the name of Borrower, and in the case of a reorganization, any change in name, identity or corporate structure, or (iii) loss through fire, theft, liability or property damage.

SECTION 5

CROSS-DEFAULT, CROSS-COLLATERALIZATION

5.1 Cross-Default. Each Borrower acknowledges that the occurrence of an Event of Default, as defined in each Mortgage, under any Mortgage, shall be an Event of Default under all Mortgages. Lender shall have all rights and remedies available under any Mortgage as against any portion of the Real Property, individually or collectively, to be exercised at Lender’s sole option.

5.2 Cross-Collateralization. Each Borrower acknowledges that each parcel of Real Property shall secure the Loan, all Notes, and all obligations under the Security Documents.

5.3 Adequacy of Consideration. Each Borrower acknowledges that it is affiliated with, and under common ownership with, all other Borrowers, and that each Loan will provide direct economic benefit to all Borrowers. Each Borrower acknowledges the receipt and sufficiency of consideration for the covenants, terms and provisions of this Agreement.

SECTION 6

FUTURE LOANS

6.1 Terms. Lender acknowledges that Guarantor has a right of first refusal and/or option to purchase other village resort properties that are currently owned or will be developed by Intrawest Corp. or its affiliates. These properties may be near one or more parcels of Real

Property or different properties. Lender also acknowledges that it currently has capacity to significantly increase its overall loan portfolio of village resort properties with a similar description to the Projects and that it desires to make these future loans to borrowers composed of Guarantor and Intrawest Corp. and/or either of them or their respective affiliates. At any Borrower’s or Guarantor’s written request, Lender will consider issuing a commitment for a loan in connection with a village resort property to be acquired by Guarantor or any affiliate of Guarantor. These possible future loans would be structured in a similar manner to the Loans (including the cross-default and cross-collateralization provisions) and would be added to this Loan Agreement by amendment thereto. In considering future loan requests, Lender will apply similar market underwriting parameters to those applied for the Loans. The spread used to calculate the interest rate will be based on Lender’s market spread in effect at the time the new loans are requested by the Borrower.

6.2 Closing Requirements. In the event Lender issues its commitment for a future loan, Lender shall be under no obligation to close and disburse funds until its closing requirements have been met.

SECTION 7

DEFAULT; REMEDIES

7.1 Event of Default. The occurrence of an Event of Default under any Mortgage shall be an Event of Default under this Agreement:

7.2 Remedies. Upon the occurrence of an Event of Default, Lender shall have all remedies available under the Mortgages.

SECTION 8

GENERAL

8.1 Survival and Severability. This Agreement shall survive the making of the Loan and shall continue so long as any part of the Loan, or any extension or renewal thereof, remains outstanding. If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality and enforceability of that provision in any other jurisdiction, and the validity, legality and enforceability of the remaining provisions hereof in all jurisdictions, shall not be affected or impaired in any way.

8.2 Discretionary Rights. All rights, powers and remedies granted Lender herein, or otherwise available to Lender, are for the sole benefit and protection of Lender, and Lender may exercise any such right, power or remedy at its option and in its sole discretion without any obligation to do so. In addition, if, under the terms hereof, Lender is given two or more alternative courses of action, Lender may elect any alternative or combination of alternatives, at its option and in its sole discretion. All monies advanced by Lender under the terms hereof and all amounts paid, suffered or incurred by Lender in exercising any authority granted herein, including reasonable attorneys’ fees, shall be secured by the Security Documents, shall bear interest at the highest rate payable on the Loan until paid, and shall be due and payable by Borrower to Lender immediately without demand.

8.3 Joint and Several. The liability of Borrowers shall be joint and several but subject to the non-recourse provisions set forth in the Note and certain other Loan Documents. The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used.

8.4 Time of Essence. Time is expressly made of the essence of this Agreement.

8.5 Governing Law. This Agreement shall be interpreted under the laws of the State of Delaware. Notwithstanding the foregoing, in the enforcement of any rights or remedies hereunder or under the Loan Documents, Lender, at its sole option, may elect to interpret the provisions of this Agreement under the laws of any state in which the Real Property is located.

8.6 Notices. All notices required or permitted to be given hereunder shall be given in the manner set forth in the Mortgages.

8.7 Counterparts. This Agreement may be executed in counterparts, all of which executed counterparts shall together constitute a single document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

IN WITNESS WHEREOF, these presents are executed as of the date first indicated above.

BORROWER:

CNL INCOME COPPER, LP, a Delaware limited partnership

By:	CNL Income Copper GP, LLC, a Delaware limited liability company, its sole general partner

By:
Name:
Title:

CNL INCOME SANDESTIN, LP, a Delaware limited partnership

By:	CNL Income Sandestin GP, LLC, a Delaware limited liability company, its sole general partner

By:
Name:
Title:

[signature block continues]

CNL INCOME MAMMOTH, LP, a Delaware limited partnership

By:	CNL Income Mammoth GP, LLC, a Delaware limited liability company, its sole general partner

By:
Name:
Title:

CNL INCOME SNOWSHOE, LP,
a Delaware limited partnership

By:	CNL Income Snowshoe GP, LLC, a Delaware limited liability company, its sole general partner

By:
Name:
Title:

CNL INCOME STRATTON, LP, a Delaware limited partnership

By:	CNL Income Stratton GP, LLC, a Delaware limited liability company, its sole general partner

By:
Name:
Title:

LENDER:

SUN LIFE ASSURANCE COMPANY OF CANADA

By:
Name:
Title:

By:
Name:
Title: